UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

July 1, 2012
Date of report (Date of earliest event reported)

WELLS-GARDNER ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(708) 290-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective July 1, 2012 (the “Closing Date”), Blackman Kallick, LLP (“Blackman Kallick”), the independent registered public accounting firm of Wells-Gardner Electronics Corporation. (the “Company”), consummated a merger with Plante & Moran, PLLC (“Plante & Moran”), with Plante & Moran being the surviving legal entity. As of the Closing Date, Plante & Moran succeeded Blackman Kallick as the Company’s independent registered public accounting firm as a matter of law.

The Company does not anticipate any change in the engagement or fees of the Company's audit, or of personnel on the Company's audit for the forthcoming year end. Furthermore, Plante & Moran will be signing the audit report for the year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 9, 2012	__________________________________________.
Executive Vice President and Chief Financial Officer